UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 3, 2010

TROPICANA LAS VEGAS HOTEL AND CASINO, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-53894	27-0455607
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

3801 Las Vegas Boulevard South, Las Vegas, Nevada	89109
(Address of Principal Executive Offices)	(Zip Code)

(702) 739-2722

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Tropicana Las Vegas Hotel and Casino, Inc., a Delaware corporation (the “Company”), held on May 3, 2010 (the “Annual Meeting”), the stockholders of the Company approved the two proposals listed below. The final results for the votes regarding each proposal are set forth below. The proposals are described in detail in the Company’s proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 19, 2010. Only votes with respect to shares of Class A Common Stock and Class A Convertible Participating Preferred Stock (assuming full conversion thereof to shares of Class A Common Stock, based on a conversion rate of four shares of Class A Common Stock for each share of Class A Convertible Participating Preferred Stock) outstanding as of March 24, 2010, the record date for the Annual Meeting, were entitled to be cast at the Annual Meeting.

1                              Elect four members of the Board of Directors to serve until the next annual meeting of stockholders or until his or her respective successor has been elected and qualified or until his or her earlier resignation or removal:

	Votes	Votes		Broker
Name	For	Against	Abstentions	Non-Votes
Timothy A. R. Duncanson	6,612,416	—	110,000	—
Judy K. Mencher	6,612,416	—	110,000	—
John Redmond	6,612,416	—	110,000	—
Alex Yemenidjian	6,612,416	—	110,000	—

2.                           Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending on December 31, 2010.

Votes For	Votes Against	Abstentions	Broker Non-Votes
6,612,416	—	110,000	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tropicana Las Vegas Hotel and Casino, Inc.

Date: May 7, 2010	By:	/s/ Joanne M. Beckett
	Name:	Joanne M. Beckett
	Title:	Vice President, General Counsel and
Corporate Secretary